                                                                    EXHIBIT 10.3


                            STOCK EXCHANGE AGREEMENT


     THIS AGREEMENT is made and entered into this 15th day of August, 2000, by and between Berten USA Holdings, Inc., a Nevada corporation ("BTUS") and Digitalreach International, Inc., a Nevada corporation ("DR");

The parties agree as follows:

1.     The Acquisition.

       1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2 hereof, BTUS shall sell FIVE MILLION (5,000,000) shares of common stock of BTUS, representing 13.49% of the fully-diluted outstanding common stock of BTUS (the "BTUS Shares") to the DR shareholders, and the DR shareholders shall purchase the BTUS Shares from BTUS, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws. The BTUS Shares shall be delivered to the DR Shareholders as set forth in Exhibit "A" hereto.
       1.2 Purchase Price. The DR Shareholders will exchange FIVE MILLION (5,000,000) shares of DR common stock, representing 100% of the issued and outstanding common stock of DR (the "DR Shares") for the BTUS Shares.

2.     The Closing.

       2.1 Place and Time. The closing of the sale and exchange of the BTUS Shares for the DR Shares (the "Closing") shall take place at 1900 Avenue of the Stars, Suite 1635, Los Angeles, CA, no later than the close of business on August 15, 2000 or at such other place, date and time as the parties may agree in writing.
       2.2 Deliveries by DR. At the Closing, the shareholders of DR shall deliver the following to BTUS:
              2.2.1 Certificates representing the DR Shares, duly endorsed for transfer to BTUS and accompanied by any applicable stock transfer tax stamps; DR shall immediately change those certificates for, and deliver to BTUS at the Closing, a certificate representing the DR Shares registered in the name of BTUS.
              2.2.2  The documents contemplated in Section 3 hereof.
              2.2.3 All other documents, instruments and writings required by this Agreement to be delivered by DR at the Closing and any other documents and records relating to DR's business reasonably requested by BTUS in connection with this Agreement.

       2.3 Deliveries by BTUS. At the Closing, BTUS shall deliver the following to DR and/or shareholders of DR:
              2.3.1 The BTUS Shares for further delivery to the DR shareholders as contemplated by section 1 hereof.
              2.3.2  The documents contemplated by Section 4 hereof.
              2.3.3 All other documents, instruments and writings required by this Agreement to be delivered by BTUS at the Closing.

3. Conditions to BTUS' Obligations. The obligations of BTUS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
       BTUS:

       3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits BTUS' acquisition of the DR Shares or the BTUS Shares by shareholders of DR or that will require any divestiture as a result of BTUS' acquisition of the DR Shares or that will require all or any part of the business of BTUS to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on BTUS or DR if this Agreement is consummated shall be pending.
       3.2 Representations, Warranties and Agreements. (a) The representations and warranties of DR set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) DR shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.
       3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of governmental bodies necessary for the consummation of BTUS' acquisition of DR Shares shall have been obtained by DR and shall be in full force and effect.

4. Conditions to DR's Obligations. The obligations of DR to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
       DR:

       4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits DR's acquisition of the BTUS Shares or the DR Shares by shareholders of BTUS or that will require any divestiture as a result of DR's acquisition of the BTUS Shares or that will require all or any part of the business of DR to be held


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              separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on DR or BTUS if this Agreement is consummated shall be pending.
       4.2 Representations, Warranties and Agreements. (a) The representations and warranties of BTUS set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) BTUS shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.
       4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of governmental bodies necessary for the consummation of DR's acquisition of BTUS Shares shall have been obtained by BTUS and shall be in full force and effect.

5. Representations and Warranties of DR. DR represents and warrants to BTUS that, to the knowledge of DR, and except as set forth in the DR Disclosure Letter:

       5.1 Organization of DR; Authorization. DR is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to performs its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of DR and this Agreement constitutes a valid and binding obligation of DR, enforceable against it in accordance with its terms.
       5.2 Capitalization. As of the Closing Date, all of the issued and outstanding shares of common stock of DR are validly issued, fully paid and non-assessable. There are no outstanding warrants, options or other agreements on the part of DR obligating DR to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, DR will not issue any shares of capital stock from the date of this Agreement through the Closing Date.
       5.3 No Conflict as to DR. Neither the execution and delivery of this Agreement nor the consummation of the sale of the DR Shares to BTUS will (a) violate any provision of the certificate of incorporation or by-laws of DR or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which DR is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to DR.


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       5.4    Ownership of DR Shares. The delivery of certificates to BTUS provided in Section 2.2 will result in BTUS' immediate acquisition of record and beneficial ownership of the DR Shares, free and clear of all encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of DR.
       5.5 No Conflict as to DR and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the DR shares to BTUS will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of DR or any of its subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of DR or any of its subsidiaries under, any material agreement or commitment to which DR or any of its subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of DR or any of its subsidiaries is subject or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to DR or any of its subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of DR and its subsidiaries, taken as a whole.
       5.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities law, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by DR or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement by DR or the consummation of the sale of the DR Shares to BTUS.
       5.7 Financial Statements. DR has delivered to BTUS consolidated balance sheets of DR as of _____________ and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of DR's independent accountant (the "DR Financial Statements"). Such DR Financial Statements are internally prepared and unaudited but fairly present the consolidated


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              financial condition and results of operations of DR and its subsidiaries as at the respective dates thereof and for the period therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involves, except as set forth in the notes thereto.
       5.8 No Material Adverse Change. Since the date of the DR Financial Statements, there has not been any material adverse change in the business or financial condition of DR and its subsidiaries taken as a whole.
       5.9 Brokers or Finders. DR has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the DR Shares to BTUS.
       5.10 Transactions with Directors and Officers. Except as set forth in the DR Disclosure Letter, DR and its subsidiaries do not engage in business with any person in which any of DR's officers or directors has any material equity interest. No director or officer of DR owns any property, asset or right which is material to the business of DR and its subsidiaries taken as a whole.

6.     Representations and Warranties of BTUS.

       BTUS represents and warrants to DR that except as set forth in the BTUS Disclosure Letter:

       6.1 Organization of BTUS; Authorization. BTUS is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to performs its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of BTUS and this Agreement constitutes a valid and binding obligation of BTUS, enforceable against it in accordance with its terms.
       6.2 Capitalization. As of the Closing Date, all of the issued and outstanding shares of common stock of BTUS are validly issued, fully paid and non-assessable. There are no outstanding warrants, options or other agreements on the part of BTUS obligating BTUS to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, BTUS will not issue any shares of capital stock from the date of this Agreement through the Closing Date.
       6.3 No Conflict as to BTUS. Neither the execution and delivery of this Agreement nor the consummation of the sale of the BTUS Shares


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              to DR will (a) violate any provision of the certificate of incorporation or by-laws of BTUS or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which BTUS is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to BTUS.
       6.4 Ownership of BTUS Shares. The delivery of certificates to DR provided in Section 2.3 will result in DR's immediate acquisition of record and beneficial ownership of the BTUS Shares, free and clear of all encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of BTUS.
       6.5 No Conflict as to BTUS and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the BTUS shares to DR will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of BTUS or any of its subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of BTUS or any of its subsidiaries under, any material agreement or commitment to which BTUS or any of its subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of BTUS or any of its subsidiaries is subject or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to BTUS or any of its subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of BTUS and its subsidiaries, taken as a whole.
       6.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities law, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by BTUS or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement by BTUS or the consummation of the sale of the BTUS Shares to DR.



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       6.7    Financial Statements. BTUS has delivered to DR consolidated balance sheets of BTUS as of _____________ and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of BTUS' independent accountant (the "BTUS Financial Statements"). Such BTUS Financial Statements are internally prepared and unaudited but fairly present the consolidated financial condition and results of operations of BTUS and its subsidiaries as at the respective dates thereof and for the period therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involves, except as set forth in the notes thereto.
       6.8 No Material Adverse Change. Since the date of the BTUS Financial Statements, there has not been any material adverse change in the business or financial condition of BTUS DR and its subsidiaries taken as a whole.
       6.9 Brokers or Finders. BTUS has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the BTUS Shares to DR.
       6.10 Transactions with Directors and Officers. Except as set forth in the BTUS Disclosure Letter, BTUS and its subsidiaries do not engage in business with any person in which any of BTUS' officers or directors has any material equity interest. No director or officer of BTUS owns any property, asset or right which is material to the business of BTUS and its subsidiaries taken as a whole.

7.     Access and Reporting; Filings with Governmental Authorities; Other
       Covenants.

       7.1 Access Between the Date of this Agreement and the Closing Date. Each of DR and BTUS shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of DR or BTUS, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its subsidiaries and to discuss with such and its authorized representatives its affairs and those of its subsidiaries, all as the other may from time to time reasonably request.
       7.2 Regulatory Matters. DR and BTUS shall (a) file with applicable regulatory authorities any applications and related documents


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              required to be filed by them in order to consummate the
              contemplated transaction and (b) cooperate with each other s they may reasonably request in connection with the foregoing.

8.     Conduct of BTUS' Business Prior to the Closing.

       8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, BTUS shall conduct its businesses in all material respects in the ordinary course.
       8.2 Business Organization. Between the date of this Agreement and the Closing Date, BTUS shall (a) preserve substantially intact the business organization of BTUS; and (b) preserve in all material respects the present business relationships and goodwill of BTUS and each of its subsidiaries.
       8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, BTUS shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:
              8.3.1 issue, sell or otherwise dispose of any of its equity securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity securities;
              8.3.2 create or suffer to be created any encumbrances thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any equity securities;
              8.3.3 reclassify, split up or otherwise change any of its equity securities;
              8.3.4 be party to any merger, consolidation or other business combination;
              8.3.5 sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to, rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in any amount which is material to the business or financial condition of BTUS and its subsidiaries, taken as a whole, except in the ordinary course of business; or
              8.3.6 organize any new subsidiary or acquire any equity securities of any person or any equity or ownership interest in any business.

       8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, BTUS shall not:


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              8.4.1  borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;
              8.4.2 create any material encumbrance on any of its material properties or assets;
              8.4.3 except in the ordinary course of business, increase any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;
              8.4.4 create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);
              8.4.5 make any capital expenditure or acquire any property or assets;
              8.4.6 enter into any agreement that materially restricts BTUS, DR or any of their subsidiaries from carrying on business;
              8.4.7 pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the BTUS Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the BTUS Financial Statements; or
              8.4.8 cancel any material debts or waive any material claims or rights.

9.     Definitions.

       As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

       9.1 Business Day - any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.
       9.2    Code - The Internal Revenue Code of 1986, as amended.
       9.3 Disclosure Letter - a letter dated the date of this Agreement, executed by either DR or BTUS, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.
       9.4 Encumbrances - any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited


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              to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.
       9.5 Equity Securities - see Rule 3a-11-1 under the Securities Exchange Act of 1934.
       9.6 ERISA - the Employee Retirement Income Security Act of 1974, as amended
       9.7 Governmental Body - any domestic or foreign national, state or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof.
       9.8    Knowledge - actual knowledge, after reasonable investigation.
       9.9 Person - any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or governmental body.
       9.10 Subsidiary - with respect to any person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such person or one or more of its subsidiaries.

10.    Termination.

       10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:
              10.1.1 By written agreement of DR and BTUS at any time;
              10.1.2 By BTUS, by notice to DR at any time, if one or more of the conditions specified in Section 4 hereof is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
              10.1.3 By DR, by notice to BTUS at any time, if one or more of the conditions specified in Section 3 hereof is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

       10.2 Effect of termination. If this Agreement is terminated pursuant to Section10.1, this Agreement shall terminate without any liability or further obligations of any party to another.

11. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested or (c) received by


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       the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

       11.1   If to BTUS:
              1900 Avenue of the Stars, Suite 1635
              Los Angeles, CA 90067

       11.2   If to DR:
              1900 Avenue of the Stars, Suite 1635
              Los Angeles, CA 90067

12.    Miscellaneous.

       12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.
       12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.
       12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
       12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.
       12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
       12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the law of Nevada.
       12.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.



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       IN WITNESS WHEREOF, the corporate parties have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.



BERTEN USA HOLDINGS, INC.                      DIGITALREACH INTERNATIONAL, INC.



By:                                             By:
   -------------------------                        ---------------------------
   Kimberly Johnson                                 Kimberly Johnson
   CEO-President                                    Director




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                                    Exhibit A

                                 DR SHAREHOLDERS



Name                                          No. of Shares
----                                          --------------
Josephine A. Pring                               250,000
Danah Ava Mayo                                   250,000
Henry S. Maglante                                250,000
Rolando Tizon                                    250,000
Grace Anacta                                     250,000
Bienvenido M. Cornes                             250,000
Evelyn Taguimacon                                250,000
Jose Reme Mayordo                                250,000
Marivic Santos                                   250,000
Julius Redillas                                  250,000
Marlon Apungan                                   250,000
Melanie O. Bato                                  250,000
Trifina de Rama                                  250,000
Robert Concepcion                                250,000
Charmi M. Moraleda                               250,000
Marissa de Mesa                                  250,000
Jessie Dayao                                     250,000
Richelle Socias                                  250,000
Olivia S. Ulit                                   250,000
Loida Parale                                     250,000
                                               ---------
Total                                          5,000,000




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